Exhibit 99.1

Sacks Parente Golf, Inc. Announces Closing of Upsized $8.4 Million Underwritten Public Offering

CAMARILLO, CA, Dec. 13, 2024 (GLOBE NEWSWIRE) — Sacks Parente Golf, Inc. (NASDAQ: SPGC) (the “Company”), a technology-forward golf company with a growing portfolio of golf products, including putters, golf shafts, golf grips, and other golf-related accessories, today announced the closing of its previously announced firm commitment underwritten public offering. Gross proceeds to the Company were approximately $8.4 million, before deducting underwriting fees and other estimated offering expenses payable by the Company. The offering closed on December 13, 2024.

The offering consisted of 7,000,000 Common Units, each consisting of one (1) share of Common Stock, one (1) Series A Common Warrant to purchase one (1) share of Common Stock per warrant, and one (1) Series B Common Warrant to purchase one (1) share of Common Stock per warrant. The public offering price per Common Unit is $1.20. The initial exercise price of each Series A Common Warrant is $2.40 per share of Common Stock. The Series A Common Warrants are exercisable following stockholder approval and expire 60 months thereafter. The initial exercise price of each Series B Common Warrant is $2.40 per share of Common Stock or pursuant to an alternative cashless exercise option. The Series B Common Warrants are exercisable following stockholder approval and expire 30 months thereafter.

In addition, the Company granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase additional shares of Common Stock representing up to 15.0% of the number of shares of Common Stock, up to 15.0% of the number of Series A Common Warrants, and up to 15.0% of the number of Series B Common Warrants, respectively, sold in the offering solely to cover over-allotments, if any. The purchase price to be paid per additional share of Common Stock will be equal to the public offering price of one Common Unit, less the underwriting discount.

Aegis Capital Corp. acted as the sole book-running manager for the offering. TroyGould acted as counsel to the Company. Kaufman & Canoles, P.C. acted as counsel to Aegis Capital Corp.

A registration statement on Form S-1 (No. 333-283460) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2024 was declared effective by the SEC on December 11, 2024. The offering was made only by means of a prospectus. A final prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus, which provides more information about the Company and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sacks Parente Golf, Inc.

Sacks Parente Golf, Inc. is a technology-forward golf company that help golfers elevate their game. With a growing portfolio of golf products, including putters, golf shafts, golf grips, and other golf-related accessories, the Company’s innovative accomplishments include: the First Vernier Acuity putter, patented Ultra-Low Balance Point (ULBP) putter technology, weight-forward Center-of-Gravity (CG) design, and pioneering ultra-light carbon fiber putter shafts.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Tel: (855) 774-7888, Option 8

investors@sacksparente.com

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